SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 1, 2003

WEIGHT WATCHERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Virginia	Commission File no 000-03389	11-6040273
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

175 Crossways Park West, Woodbury, New York 11797-2055

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:	(516) 390-1400

Not Applicable

(Former name or former address, if changed since last report)

ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS.

On April 1, 2003, Weight Watchers International, Inc. (the “Company”) completed the acquisition, through its wholly-owned subsidiary Weight Watchers North America, Inc. (the “Buyer”), of eight of the Weight Watchers franchises and certain other business assets of The WW Group, Inc., The WW Group East L.L.C. and The WW Group West L.L.C. pursuant to an Asset Purchase Agreement, dated as of March 31, 2003, by and among The WW Group, Inc., The WW Group East L.L.C., The WW Group West L.L.C., Cuida Kilos, S.A. de C.V. (collectively, “WW Group”), the Buyer and the Company.  On April 16, 2003, the Company filed a Current Report on Form 8-K with respect to the transaction.  This amendment to the Current Report on Form 8-K is being filed for the purpose of providing the required historical financial statements and the pro forma financial information related to this acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)               Financial Statements of WW Group.

The following combined financial statements are included as Exhibit 99.2.

Report of Independent Accountants

Combined Balance Sheet as of December 31, 2002

Combined Statement of Income for the Year Ended December 31, 2002

Combined Statement of Shareholders’ Equity for the Year Ended December 31, 2002

Combined Statement of Cash Flows for the Year Ended December 31, 2002

Notes to Combined Financial Statements

(b) Pro Forma Condensed Combined Financial Information.

The following unaudited pro forma condensed combined financial information of the Company and WW Group is submitted herewith.

Pro Forma Condensed Combined Balance Sheet as of December 28, 2002
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 28, 2002
Notes to Pro Forma Condensed Combined Financial Statements

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
WEIGHT WATCHERS INTERNATIONAL, INC.
AND THE WW GROUP, INC. AND AFFILIATED COMPANIES

Effective April 1, 2003, Weight Watchers International, Inc. (the “Company”) acquired eight of the fifteen franchised territories and certain business assets, including inventory and property and equipment, from The WW Group, Inc. and Affiliated Companies (“WW Group”) for $180.7 million.  The acquisition was financed with available cash of $95.7 million and additional borrowings of $85.0 million.  WW Group’s balance sheet has been combined with that of the Company as of December 28, 2002.

The pro forma condensed statement of operations assumes the acquisition had occurred on December 30, 2001.  The pro forma condensed combined balance sheets and statements of operations do not give effect to any synergies that might result nor any discontinued expenses from the acquisition of eight of the fifteen franchised territories from WW Group.  Such discontinued expenses are estimated by management to be approximately $12.0 million and relate to corporate expenses of the owners of WW Group and other indirect expenses of non-acquired franchises for the year ended December 31, 2002.  Accordingly, the pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of what actually would have occurred if the acquisition had been consummated on December 30, 2001, nor are they necessarily indicative of future combined operating results.  Certain amounts included in WW Group historical combined statement of income for the year ended December 31, 2002 have been reclassified to conform to the Company’s presentation on the pro forma condensed combined balance sheet and statements of operations.

The pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the historical financial statements of the Company for the year ended December 28, 2002, filed with the Securities and Exchange Commission on the Company’s Current Report of Form 10-K dated March 28, 2003 and the historical financial statements of WW Group for the year ended December 31, 2002 filed herein.

WEIGHT WATCHERS INTERNATIONAL, INC. AND
THE WW GROUP, INC. AND AFFILIATED COMPANIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 28, 2002
(In thousands)
(Unaudited)

	Weight Watchers International	WW Group	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$57,530	$2,765	$(2,765	)(1)	$—
			(95,700	)(2)
			38,170	(3)
Receivables, net	19,106	822	(822	)(1)	20,830
			1,724	(4)
Inventories, net	38,583	3,239	(745	)(1)	41,077
Prepaid expenses	25,700	492	(193	)(1)	25,999
Deferred income taxes	4,519	—	—		4,519
Other	—	216	—		216
Total current assets	145,438	7,534	(60,331)		92,641

Property and equipment, net	12,490	4,880	(2,766	)(1)	14,604
Goodwill, net	308,199	17,048	175,440	(2)	483,639
			(17,048	)(1)
Trademarks and other intangible assets, net	2,353	—	—		2,353
Deferred income taxes	131,487	—	—		131,487
Deferred financing, net	7,851	—	—		7,851
Other noncurrent assets	2,085	2,328	(2,000	)(1)	2,413
Total assets	$609,903	$31,790	$93,295		$734,988

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Portion of long-term debt due within one year	$18,361	$145	$(145	)(1)	$18,361
Book overdraft	—	—	38,170	(3)	38,170
Accounts payable, other	20,247	2,383	(2,383	)(1)	20,247
Other accrued liabilities	55,369	2,937	(2,937	)(1)	55,369
Income taxes	13,972	—	—		13,972
Deferred revenue	15,432	2,478	(563	)(1)	17,347
Total current liabilities	123,381	7,943	32,142		163,466

Long-term debt	436,319	3,500	(3,500	)(1)	521,319
			85,000	(2)
Deferred income taxes	3,256	—	—		3,256
Other	399	—	—		399
Total long-term debt and other liabilities	439,974	3,500	81,500		524,974

Shareholders’ equity
Common stock		3,253	(3,253	)(1)	—
Shareholder receivables		(359)	359	(1)	—
Treasury stock	(23,061)	—	—		(23,061)
Accumulated equity	73,482	17,599	(17,599	)(1)	73,482
Accumulated other comprehensive loss	(3,873)	(146)	146	(1)	(3,873)
Total shareholders’ equity	46,548	20,347	(20,347)		46,548

Total liabilities and shareholders’ equity	$609,903	$31,790	$93,295		$734,988

See Notes to Pro Forma Condensed Combined Financial Statements

WEIGHT WATCHERS INTERNATIONAL, INC. AND
THE WW GROUP, INC. AND AFFILIATED COMPANIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 28, 2002
(In thousands)
(Unaudited)

	Weight Watchers International	WW Group	Pro Forma Adjustments		Pro Forma Combined

Revenues, net	$809,644	$99,528	$(23,662	)(5)	$873,647
			(11,863	)(8)
Cost of revenues	370,290	37,813	(1,934	)(5)	394,084
			(6,511	)(5)
			(5,574	)(8)

Gross profit	439,354	61,715	(21,506)		479,563

Marketing expenses	81,233	6,876	(1,639	)(5)	86,470
Selling, general and administrative expenses	61,267	33,635	(4,402	)(5)	84,211
			(6,289	)(8)
Operating income	296,854	21,204	(9,176)		308,882

Interest income	5,696	257	(257	)(5)	4,404
			(1,292	)(7)
Interest expense	47,995	530	(530	)(5)	51,690
			3,695	(6)
Other (income) expense, net	19,020	(266)	213	(5)	18,967
Income before income taxes and minority interest	235,535	21,197	(14,103)		242,629

Provision for income taxes	91,807	237	2,529	(9)	94,573

Income before minority interest	143,728	20,960	(16,632)		148,056

Minority interest	34	—	—		34

Net income	$143,694	$20,960	$(16,632)		$148,022

See Notes to Pro Forma Condensed Combined Financial Statements

WEIGHT WATCHERS INTERNATIONAL, INC AND
THE WW GROUP, INC. AND AFFILIATED COMPANIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 28, 2002

(Unaudited)

The pro forma condensed combined balance sheet assumes that the acquisition of WW Group occurred at December 28, 2002.  The statement of operations assumes that the acquisition of WW Group occurred at December 30, 2001.  The pro forma condensed combined balance sheet and statement of operations do not give effect to any synergies that might result nor any discontinued expenses from the acquisition of eight of the fifteen franchised territories of WW Group.  Such discontinued expenses are estimated by management to be approximately $12.0 million and relate to corporate expenses of the owners of WW Group and other indirect expenses of non-acquired franchises for the year ended December 31, 2002.  Accordingly, the pro forma results are not necessarily indicative of what would have occurred if the acquisition had been consummated on December 30, 2001, nor are they necessarily indicative of future combined results.

The following is a summary of the estimated adjustments, based upon available information and certain assumptions that management believes are reasonable, which are reflected in the pro forma condensed combined balance sheet and statement of operations.

In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”, the Company is in the process of evaluating the initial recognition and measurement of goodwill and other intangibles.

(1)          Represents the elimination of non-assumed assets and liabilities pursuant to the Asset Purchase Agreement as well as for franchises not acquired, summarized as follows:

Total assets of WW Group	$31,790
Less assets not acquired:
Cash and cash equivalents	(2,765)
Receivables, net	(822)
Inventories, net	(745)
Prepaid expenses	(193)
Property and equipment, net	(2,766)
Goodwill	(17,048)
Other noncurrent assets	(2,000)

Total assets acquired	5,451

Total liabilities of WW Group	11,443
Less liabilities not assumed:
Accounts payable, other	(2,383)
Other accured liabilities	(2,937)
Deferred revenue	(563)
Long-term debt	(3,645)

Total liabilities assumed	1,915

Net assets acquired	$3,536

(2)          Represents the acquisition of inventory, property and equipment and other assets for a net purchase price of $180.7 million, which was financed with $95.7 million of existing cash on hand at the time of the acquisition and additional borrowings of $85.0 million.  The excess of the total purchase price over assets acquired and liabilities assumed has been recorded as goodwill and is summarized as follows:

Purchase price	$180,700
Less: Net assets acquired	(3,536)
Deferred revenue receivable (see Note 4)	(1,724)

Goodwill	$175,440

(3)          Represents the reclassification of the negative cash balance to a book overdraft.

(4)          Represents a receivable due to the Company from WW Group for the assumption of deferred revenue.

(5)          Represents the elimination of direct revenues, product costs and expenses of non-acquired territories of WW Group, summarized as follows:

	WW Group	Non-acquired Territories	Acquired Territories
Revenues	$99,528	$(23,662)	$75,866
Cost of Revenues	37,813	(8,445)	29,368
Marketing and Selling, General and Administrative expenses	40,511	(6,041)	34,470
Operating income	21,204	(9,176)	12,028
Interest/other (income) expense, net	7	(60)	(53)
Income before income taxes	$21,197	$(9,116)	$12,081

(6) Acquisiton borrowings of $85.0 million at an average interest rate of 4.34%	$3,695

(7) Cash used to fund acquistion of $95.7 million at 1.35%	$1,292

(8) Represents the elimination of royalty revenue and expense and product sales to WW Group	$11,863

(9) Recognition of income taxes for WW Group at approximately 39% of the pre-tax income	$2,529

(c)          Exhibits

2.1

Asset Purchase Agreement, dated as of March 31, 2003, by and among The WW Group, Inc., The WW Group East L.L.C., The WW Group West L.L.C., Cuida Kilos, S.A. de C.V., Weight Watchers North America, Inc., and Weight Watchers International, Inc., (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

10.1

Amendment No. 4 to Credit Agreement, dated as of April 1, 2003, among Weight Watchers International, Inc., WW Funding Corp., and Various Financial Institutions, as the Lenders (with annexed Third Amended and Restated Credit Agreement, dated as of April 1, 2003 among Weight Watchers International, Inc., WW Funding Corp., Various Financial Institutions, as the Lenders, Credit Suisse First Boston, BHF (USA) Capital Corporation, Fortis (USA) Finance LLC and The Bank of Nova Scotia) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

99.1	Press Release dated April 1, 2003 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

99.2	Audited combined financial statements for the year ended December 31, 2002 for the acquired businesses of The WW Group, including the related auditors’ report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2003	WEIGHT WATCHERS INTERNATIONAL, INC.

By: /s/ ANN M. SARDINI
Ann M. Sardini
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit	Description

2.1

Asset Purchase Agreement, dated as of March 31, 2003, by and among The WW Group, Inc., The WW Group East L.L.C., The WW Group West L.L.C., Cuida Kilos, S.A. de C.V., Weight Watchers North America, Inc., and Weight Watchers International, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

10.1

Amendment No. 4 to Credit Agreement, dated as of April 1, 2003, among Weight Watchers International, Inc., WW Funding Corp., and Various Financial Institutions, as the Lenders (with annexed Third Amended and Restated Credit Agreement, dated as of April 1, 2003 among Weight Watchers International, Inc., WW Funding Corp., Various Financial Institutions, as the Lenders, Credit Suisse First Boston, BHF (USA) Capital Corporation, Fortis (USA) Finance LLC and The Bank of Nova Scotia) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

99.1	Press Release dated April 1, 2003 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 16, 2003, and incorporated herein by reference).

99.2	Audited combined financial statements for the year ended December 31, 2002 for the acquired businesses of The WW Group, including the related auditors’ report.